FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION
July 16, 2008                                 Brendan J. McGill
                                              Senior Vice President & CFO
                                              215-256-8828

Harleysville Savings Financial Corporation Announces an Increase in the Regular Cash Dividend and Improved Third Quarter Earnings for Fiscal Year 2008

        Harleysville, PA., July 16, 2008 - Harleysville Savings Financial

      Corporation (NASDAQ:HARL) reported today that the Company's board of directors declared an increase in the regular quarterly cash dividend to $.18 per share from $.17 per share which represents a 5.9% increase. This is the 84th consecutive quarter that the Company has paid a cash dividend to its stockholders. The cash dividend will be payable on August 20, 2008 to stockholders of record on August 6, 2008.

      Net income for the third quarter was $1,036,000 or $.29 per diluted share compared to $814,000 or $.21 per diluted share for the same quarter last year. During the current quarter the bank recognized impairment from investments in bank equity securities of $252,000.

      Net income for the nine months ended June 30, 2008 amounted to $2,871,000 or $.77 per diluted share compared to $2,475,000 or $.64 per diluted share for the same nine-month period a year ago.

      Ron Geib, President and Chief Executive Officer of the Company, stated, "We are pleased with the current positive earnings momentum of the Company that has enabled us to create additional value for our stockholders by increasing the cash dividend. With this increase, fiscal 2008 will be the 21st consecutive year the Company has increased the cash dividend.

      Despite the difficult economic times our country is currently facing, Harleysville Savings operates in a geographic area where real estate values and employment have remained relatively stable. These conditions along with remaining true to our fundamental operating principles of maintaining prudent underwriting standards and investing in high credit quality assets, controlling our operating expenses, and practicing sound capital management, have allowed the Company to be well positioned to benefit from the favorable yield curve in the market.

      With the current increase in the cash dividend and the $2.6 million repurchase of stock last quarter, the Company's capital management reflects our confidence in our true community banking business model."

      The Company's assets totaled $824.7 million compared to $778.1 million a year ago. Stockholders' book value increased to $12.95 per share from $12.73 a year ago.

      Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank. Headquartered in Harleysville, PA. Harleysville is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

      This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of June 30, 2008

(Dollars in thousands except per share data)    ----------------------------    ----------------------------
((1)Unaudited)                                       Three Months Ended:             Nine Months Ended:
                                                ----------------------------    ----------------------------
                                                  June 30,        June 30,        June 30,        June 30,
Selected Consolidated Earnings Data                2008(1)         2007(1)         2008(1)         2007(1)
---------------------------------------         ------------    ------------    ------------    ------------
Total interest income                                 10,812          10,115          32,035          29,847
Total interest expense                                 7,056           7,249          22,206          21,234
                                                ------------    ------------    ------------    ------------

Net Interest Income                                    3,756           2,866           9,829           8,613
Provision for loan losses                                 35              --              40              --
                                                ------------    ------------    ------------    ------------
Net Interest Income after Provision for
Loan Losses                                            3,721           2,866           9,789           8,613
                                                ------------    ------------    ------------    ------------

Impairment of equity securities                          252              --             252              --
Gain on sales of investments                              --              --               4             160
Non-interest income                                      453             475           1,415           1,253
Total non-interest expenses                            2,554           2,316           7,365           6,890
                                                ------------    ------------    ------------    ------------

Income before Income Taxes                             1,368           1,025           3,591           3,136
Income tax expense                                       332             211             720             661
                                                ------------    ------------    ------------    ------------

Net Income                                      $      1,036    $        814    $      2,871    $      2,475
                                                ============    ============    ============    ============
Per Common Share Data
---------------------------------------
Basic earnings                                  $       0.29    $       0.21    $       0.78    $       0.64
Diluted earnings                                $       0.29    $       0.21    $       0.77    $       0.64
Dividends                                       $       0.17    $       0.17    $       0.51    $       0.51
Book value                                      $      12.95    $      12.73    $      12.95    $      12.73
Shares outstanding                                 3,553,533       3,921,177       3,553,533       3,921,177
Average shares outstanding - basic                 3,555,039       3,859,397       3,669,262       3,859,267
Average shares outstanding - diluted               3,598,927       3,877,469       3,713,388       3,888,142
Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of June 30, 2008

(Dollars in thousands except per share data)    ----------------------------    ----------------------------
((1)Unaudited)                                       Three Months Ended:             Nine Months Ended:
                                                ----------------------------    ----------------------------
                                                  June 30,        June 30,        June 30,        June 30,
Other Selected Consolidated Data                   2008(1)         2007(1)         2008(1)         2007(1)
---------------------------------------         ------------    ------------    ------------    ------------

Return on average assets                                0.51%           0.42%           0.48%           0.44%
Return on average equity                                9.09%           6.64%           8.25%           6.77%
Interest rate spread                                    1.84%           1.29%           1.49%           1.34%
Net yield on interest earning assets                    2.06%           1.53%           1.73%           1.58%
Operating expenses to average assets                    1.25%           1.21%           1.23%           1.21%
Efficiency ratio                                       60.68%          69.32%          65.88%          69.86%
Ratio of non-performing loans to total
  assets at end of period                               0.08%           0.06%           0.08%           0.06%
Loan loss reserve to total loans, net                   0.42%           0.47%           0.42%           0.47%
                                                   --------------------------------------------------------------
                                                    June 30,      Mar 31,      Dec 31,     Sept 30,      June 30,
Selected Consolidated Financial Data                 2008(1)      2008 (1)     2007 (1)      2007        2007(1)
---------------------------------------            ----------   ----------   ----------   ----------   ----------
Total assets                                       $  824,655   $  811,854   $  791,888   $  773,544   $  778,136
Consumer loans receivable - net                       425,139      415,019      410,220      403,738      397,018
Commercial loans                                       30,993       25,318       18,696       15,314       13,071
Loan loss reserve                                       1,960        1,925        1,924        1,933        1,943
Cash and investment securities                         99,338      105,769      125,729      118,920      120,204
Mortgage-backed securities                            224,917      223,579      195,735      193,660      202,379
FHLB stock                                             15,152       14,096       13,999       14,140       14,017
Deposits                                              440,921      450,516      440,500      424,035      433,074
Advances                                              329,154      309,285      298,711      298,609      288,017
Total stockholders' equity                             46,004       45,397       47,239       47,041       49,045